Mountasia Management Company
Mountasia Development Co.
Mountasia Partners I, Inc.
Mountasia Properties, Inc.
Mountasia Family Entertainment Centers, Inc.
Amusement Co. Inc.
Amusement Co. Partners, Inc.
Malibu Grand Prix Corporation
Miami Castle MGPC, Inc.
Tempe MGPC, Inc.
Tucson MGPC, Inc.
Fresno MGPC, Inc.
North Hollywood Castle MGPC, Inc.
Puente Hills MGPC, Inc.
Puente Hills Showboat MGPC, Inc.
Redondo Beach Castle MGPC, Inc.
Redwood City Castle MGPC, Inc.
Redwood City MGPC, Inc.
San Diego MGPC, Inc.
Denver MGPC, Inc.
Orlando Castle MGPC, Inc.
Orlando MGPC, Inc.
Tampa Castle MGPC, Inc.
Tampa MGPC, Inc.
Lenexa MGPC, Inc.
Mount Laurel MGPC, Inc.
Columbus MGPC, Inc.
Cincinnati MGPC, Inc.
Portland MGPC, Inc.
Austin MGPC, Inc.
Dallas Castle MGPC, Inc.
Dallas MGPC, Inc.
Houston Castle MGPC, Inc.
Houston II MGPC, Inc.
San Antonio Castle MGPC, Inc.
San Antonio MGPC, Inc.
MGP Financial Services, Inc.
Off Track Management, Inc.
MGP Special, Inc.
Amusement Management Florida., Inc.
MGP Consulting, Inc.
MGP Design & Manufacturing Inc.